EXHIBIT 23.2

                                  [LETTERHEAD]

June 2, 1997




The financial statements of Federal Mortgage Management II, Inc. (the "Company") reflecting its financial condition for the period January 1, 1996 through December 31, 1996, and our report dated February 21, 1997, may be included in the Company's Form SB-2 Registration Statement. We also consent to Bobbitt, Pittenger & Co., P.A. being named experts in accounting and auditing.

/s/ BOBBITT, PITTENGER & COMPANY, P.A.

Certified Public Accountants